EXHIBIT 4.1



                           [FORM OF STOCK CERTIFICATE]

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                              SHARE CERTIFICATE OF

                         APEX WEALTH ENTERPRISES LIMITED

                   INCORPORATED IN THE BRITISH VIRGIN ISLANDS

Authorised Capital: US$1,000,000 divided into 100,000,000 shares of US$0.01 par value

THIS IS TO CERTIFY THAT THE UNDERSIGNED  PERSON IS THE REGISTERED  HOLDER OF THE
SHARES  SPECIFIED  HEREUNDER  SUBJECT  TO  THE  RULES  AND  LAWS  GOVERNING  THE
ADMINISTRATION OF THE COMPANY
-------------------------- ---------------- -------------------------------- --------------------- ---------------
SHAREHOLDER                NO OF SHARES     DISTINCTIVE NUMBERS              CERTIFICATE NUMBER    DATE OF ISSUE
-------------------------- ---------------- -------------------------------- --------------------- ---------------
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------
                                            FROM             TO
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------

-------------------------- ---------------- ---------------- --------------- --------------------- ---------------


GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF


___________________                                       ______________________

     DIRECTOR                                              DIRECTOR/SECRETARY